Exhibit 5.1
Ohio · Kentucky · Indiana · Tennessee · West Virginia
July 9, 2010
Duke Energy Indiana, Inc.
1000 East Main Street
Plainfield, Indiana 46168
Ladies and Gentlemen:
     We have acted as counsel to Duke Energy Indiana, Inc., an Indiana corporation (the “Company”), in connection with the public offering of $500,000,000 aggregate principal amount of the Company’s First Mortgage Bonds, Series PPP, 3.75%, Due July 15, 2020 (the “Bonds”), issuable pursuant to an Indenture of Mortgage or Deed of Trust, dated September 1, 1939 (the “Original Indenture”), between the Company and Deutsche Bank National Trust Company, as Trustee (the “Trustee”), as amended and supplemented from time to time, including by the Sixty-Second Supplemental Indenture, dated as of July 9, 2010 (the “Sixty-Second Supplemental Indenture”) (the Original Indenture, as so amended and supplemented, being hereinafter called the “First Mortgage Indenture”). On July 6, 2010, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with BNP Paribas Securities Corp., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Bonds.
     In connection with the rendering of this opinion, we have examined and relied, as to factual matters, upon originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, statements of public officials and Company officers and directors, and such other instruments, and have made such investigations of law, as we have deemed relevant and necessary as a basis for this opinion, including, without limitation, the following documents:
(a)	the registration statement on Form S-3 (File No. 333-146483-02) of the Company filed on October 3, 2007, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), allowing for delayed offerings pursuant to Rule 415 under the 1933 Act, the information deemed to be a part of such registration statement as of the date

2200 PNC Center, 201 East Fifth Street	Cincinnati, Ohio 45202-4182	(513) 651-6800 • (513) 651-6981 fax	www.frostbrowntodd.com

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hereof pursuant to Rule 430B of the rules and regulations under the 1933 Act (the “1933 Act Regulations”) and the information incorporated or deemed to be incorporated by reference in such registration statement pursuant to Item 12 of Form S-3 under the 1933 Act (such registration statement being hereinafter referred to as the “Registration Statement”);
(b)	the prospectus, dated October 3, 2007, which forms a part of and is included in the Registration Statement in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations;

(c)	the preliminary prospectus supplement, dated July 6, 2010, relating to the offering of the Bonds in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations;

(d)	the prospectus supplement, dated July 6, 2010, relating to the offering of the Bonds in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations;

(e)	the Issuer Free Writing Prospectus issued at or prior to the Applicable Time, attached as Schedule C to the Underwriting Agreement and filed with the Commission pursuant to Rule 433(d) of the 1933 Act Regulations and Section 5(e) of the Underwriting Agreement;

(f)	an executed copy of the Underwriting Agreement;

(g)	an executed copy of the First Mortgage Indenture;

(h)	an executed copy of the Sixty-Second Supplemental Indenture;

(i)	a specimen of the Bonds;

(j)	the Amended Articles of Consolidation of the Company, effective October 1, 2006;

(k)	the By-Laws of the Company, as amended on July 23, 2003;

(l)	the Company’s minute books, including an Action by Written Consent of the Board of Directors of the Company, effective September 26, 2007, relating to the preparation and filing with the Commission of the Registration Statement and the issuance of the Company’s securities, and a Written Consent of the Assistant Treasurer of the Company, effective July 6, 2010, establishing the terms of the Bonds pursuant to authority granted in the aforementioned Action of the Board of Directors;

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(m)	the Order entered on December 23, 2008 by the Indiana Utility Regulatory Commission in Cause No. 43578 wherein, among other things, the Company secured the necessary authorizations and approvals of said Commission in respect of the issuance of the Bonds;

(n)	a Certificate of Assistant Secretary of the Company, dated July 9, 2010, with respect to signatures and incumbency of officers of the Company, and other corporate matters; and

(o)	an Officers’ Certificate of the Company, dated July 9, 2010, pursuant to Section 6(i) of the Underwriting Agreement.
     We have discussed with representatives of the Company such questions of fact as we have deemed necessary or appropriate for the purpose of this opinion, and have relied upon certificates of officers of the Company with respect to the accuracy of such factual matters as well as the factual matters contained in the representations and warranties of the Company that are contained in the Underwriting Agreement.
     For purposes of this opinion, we have assumed, other than as to the Company, (i) the due authorization, execution and delivery of each of the Underwriting Agreement and the First Mortgage Indenture and (ii) that each of the Underwriting Agreement and the First Mortgage Indenture constitutes the legal, valid and binding obligation of all respective parties to each of the Underwriting Agreement and the First Mortgage Indenture under applicable law, enforceable against all such parties in accordance with its terms. Further, we have assumed the authenticity of all documents submitted to us as originals, the legal capacity of all parties signing such documents, the genuineness of the signatures on such documents, and the conformity to original documents of all photostatic copies of such documents submitted to us.
     The opinions expressed herein are limited to the laws (excluding principles of conflicts of law) of the State of Indiana and the laws of the United States of America. In rendering such opinions, we have made such examination of Indiana law and federal laws as we have deemed relevant for the purposes hereof, but we have not made an independent review of the laws of any jurisdiction other than the State of Indiana and the United States of America. Accordingly, we express no opinions as to the laws of any jurisdiction other than the State of Indiana and the laws of the United States of America.
     Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Bonds have been duly authorized, and when duly executed by the Company, authenticated by the Trustee and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of the Company enforceable in accordance with their terms.
     The above opinion with regard to the enforceability of the Bonds is qualified by the effects of bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or

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affecting creditors’ rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).
     This opinion is rendered as of the date hereof based upon the facts and law in existence on the date hereof. We assume no obligation to update or supplement this letter to reflect any circumstances which may hereafter come to our attention with respect to the opinion and statements set forth above, including any changes in applicable law which may hereafter occur.
     We hereby consent to the filing of this letter as an exhibit to the Current Report on Form 8-K filed by the Company in connection with the issuance and sale of the Bonds, incorporated by reference in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the 1933 Act Regulations.

Very truly yours,
/s/ FROST BROWN TODD LLC